Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of LKQ Corporation, a Delaware corporation, constitutes and appoints MATTHEW MCKAY and RICK GALLOWAY, each of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 (including any and all amendments thereto, including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Dominick Zarcone	President and Chief Executive Officer, Director	September 1, 2023
Dominick Zarcone	(principal executive officer)
/s/ Rick Galloway	Senior Vice President and Chief Financial Officer	September 1, 2023
Rick Galloway	(principal financial officer)
/s/ Michael S. Clark	Vice President – Finance and Controller	September 1, 2023
Michael S. Clark	(principal accounting officer)
/s/ Patrick Berard	Director	September 1, 2023
Patrick Berard
/s/ Meg Ann Divitto	Director	September 1, 2023
Meg Ann Divitto
/s/ Joseph M. Holsten	Director	September 1, 2023
Joseph M. Holsten
/s/ Blythe J. McGarvie	Director	September 1, 2023
Blythe J. McGarvie
/s/ John W. Mendel	Director	September 1, 2023
John W. Mendel
/s/ Jody G. Miller	Director	September 1, 2023
Jody G. Miller
/s/ Guhan Subramanian	Director	September 1, 2023
Guhan Subramanian
/s/ Xavier Urbain	Director	September 1, 2023
Xavier Urbain